Conformis Reports Third Quarter 2022 Financial Results

BILLERICA, Mass., November 2, 2022 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), an orthopedic medical device company that features personalized knee and hip replacement products, announced today financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Summary

•Total revenue of $13.8 million, a decrease of 3% year-over-year on a reported basis and 2% on a constant currency basis.
•Product revenue of $13.6 million, a decrease of 3% year-over-year on a reported basis and 2% on a constant currency basis.
•Conformis hip system revenue of $0.6 million, a decrease of 19% year-over-year.
•Cash and cash equivalents of $59.6 million as of September 30, 2022.

Executive Commentary – Mark Augusti, President and CEO

“We are gaining traction with Imprint and Platinum Services and remain confident in our long-term growth strategy. However, translating the positive feedback from surgeons and patients who are adopting our new products and service model into top line revenue growth is taking longer than initially anticipated. Until our revenue growth resumes, we are taking proactive measures with our cost structure in order to preserve our cash balance. This will result in deliberate expense management efforts, but they will not impact our key new product development and commercialization initiatives.”

	Three months ended September 30,		Increase/(decrease)
($, in thousands)	2022	2021	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$12,037	$12,405	$(368)	(3)%	(3)%
Rest of world	1,605	1,725	(120)	(7)%	5%
Product revenue	13,642	14,130	(488)	(3)%	(2)%
Royalty revenue	142	123	19	15%	15%
Total revenue	$13,784	$14,253	$(469)	(3)%	(2)%

Third Quarter 2022 Highlights

Revenue
•Decrease in product revenue year-over-year was primarily due to declines in orders from U.S. hospitals and foreign currency headwinds offset by increases in orders from ambulatory surgery centers.
•Royalty and licensing revenue remained flat year-over-year.

Gross Margin
•Product gross profit margin was 34.6% in the third quarter of 2022, compared to 41.7% in the same period last year. The product gross margin rate declined year-over-year primarily as a result of higher labor and material costs, operational inefficiencies as we transition to our new business model, and higher cancelled case inventory expense.
•Total gross profit was $4.9 million, or 35.2% of revenue, for the third quarter of 2022, compared to $6.0 million, or 42.3% of revenue, in the same period last year. The decline in the total gross margin rate year-over-year was driven by the decline in product gross margin.

Operating Expenses
•Total operating expenses of $16.8 million, a decrease of $0.5 million year-over-year.
•Sales and marketing expenses decreased $0.9 million primarily due to lower marketing and tradeshow expenses, commissions expense, and travel and entertainment costs.
•Research and development expenses increased $0.1 million primarily driven by higher project-related costs for our new hip stem, porous coated knee, and design software enhancements.
•General and administrative expenses increased $0.2 million primarily driven by higher personnel and customer delivery related costs partially offset by lower legal and insurance expense.

Net Loss
•Net loss was $15.2 million, or $0.08 per basic and diluted share, in the third quarter of 2022, compared to a net loss of $13.0 million, or $0.07 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction loss was $2.7 million in the third quarter of 2022, compared to foreign currency exchange transaction loss of $1.0 million in the same period last year.
•Weighted average basic and diluted shares outstanding of 181.2 million for the third quarter of 2022, compared to weighted average basic and diluted shares outstanding of 178.5 million for the same period last year.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $59.6 million as of September 30, 2022, compared to $72.6 million as of June 30, 2022.

Outlook
•We expect our fourth quarter product revenue to be in the range of $13.0 million to $14.0 million.
•For operating expenses, we now expect to be in the range of $73 to $75 million for the year. This represents a reduction from our previous guidance range of $75 to $81 million and reflects deliberate cost management initiatives. We expect these cost initiatives to continue into 2023 and expect our full year operating expense to be materially lower in 2023.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Conference Call and Webcast – November 2, 2022 – 4:30 pm ET

As previously announced, Mark Augusti, CEO, and Bob Howe, CFO, will host a webcast and conference call, Wednesday, November 2, 2022, at 4:30 p.m. Eastern Time to discuss this business update.

The webcast of the earnings call will be live at: https://edge.media-server.com/mmc/p/u2nmmvsa

To attend by telephone, please use the information below for dial-in access.
•Date and Time: November 2, 2022 – 4:30 p.m. Eastern Time
•Please register for the call. You can register any time.
•Link to register: https://register.vevent.com/register/BI240931a11f2a4bbd8ce62cae732aa90a
•Registration in advance is encouraged. You can then choose to be provided with the dial-in and PIN or to use the new “Call Me” feature.

The webcast will be live at: https://edge.media-server.com/mmc/p/u2nmmvsa
To attend by telephone, please use the information below for dial-in access.
•When prompted on dial-in, please utilize conference ID: 9056628
•Participant conference numbers: (877) 809-6331 (U.S./Canada) and (615) 247- 0224 (International).
•Please dial in at least 10 minutes before the call to ensure timely participation.

The online archive of the webcast will be available on the company’s website at ir.conformis.com for 30 days.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the novel coronavirus pandemic and the response to the pandemic; whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2022	2021

Revenue
Product	$13,642	$14,130
Royalty and licensing	142	123
Total revenue	13,784	14,253
Cost of revenue	8,927	8,231
Gross profit	4,857	6,022

Operating expenses
Sales and marketing	5,562	6,434
Research and development	3,676	3,548
General and administrative	7,608	7,407
Total operating expenses	16,846	17,389
Loss from operations	(11,989)	(11,367)

Other income and expenses
Interest income	12	20
Interest expense	(526)	(601)
Foreign currency exchange transaction loss	(2,672)	(996)
Total other expenses	(3,186)	(1,577)
Loss before income taxes	(15,175)	(12,944)
Income tax provision	27	29

Net loss	$(15,202)	$(12,973)

Net loss per share:
Basic and diluted	$(0.08)	$(0.07)
Weighted average common shares outstanding:
Basic and diluted	181,216,213	178,452,296

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$59,581	$100,556
Accounts receivable, net	9,472	9,079
Royalty and licensing receivable	141	280
Inventories, net	18,017	15,204
Prepaid expenses and other current assets	1,597	1,764
Total current assets	88,808	126,883
Property and equipment, net	8,775	10,268
Operating lease right-of-use assets	6,462	7,536
Other Assets
Restricted cash	462	562
Other long-term assets	86	92
Total assets	$104,593	$145,341

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$6,562	$6,557
Accrued expenses	9,034	9,576
Operating lease liabilities	1,919	1,830
Total current liabilities	17,515	17,963
Long-term debt, less debt issuance costs	20,480	20,355
Operating lease liabilities	5,433	6,471
Total liabilities	43,428	44,789
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at September 30, 2022 and December 31, 2021; no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value:
Authorized: 300,000,000 shares authorized at September 30, 2022 and December 31, 2021; 187,850,760 and 186,042,390 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	634,892	632,513
Accumulated deficit	(577,608)	(530,851)
Accumulated other comprehensive income (loss)	3,879	(1,112)
Total stockholders' equity	61,165	100,552
Total liabilities and stockholders' equity	$104,593	$145,341